Therapeutic Solutions International, Inc. Announces the Licensing of Probiotic Technology to OmniBiome, Inc.

OCEANSIDE, CA--(Marketwired - Dec 08, 2015) -  Therapeutics Solutions International, Inc., (OTC Markets: TSOI) announced today that the Company has licensed an additional Patent to OmniBiome, Inc. (Omni),  a wholly owned subsidiary of Therapeutic Solutions International, Inc., focused on Fetal-Maternal Health.

On July 21, 2015 Patent Application No. 62/194990 titled “Prevention of Pregnancy Complications by Probiotic Administration” was filed by TSI and the subject of a press release on July 22, 2015. This patent and technology has now been licensed to Omni.

“Our proprietary probiotic mixture trade named ZoeBiotic™, was shown to reduce immunologically mediated spontaneous abortions in an established animal model of recurrent first trimester miscarriages,” said Timothy Dixon, President and CEO.

“We are proud to announce today the licensing of this additional patent from Therapeutic Solutions International that fits into the model of OmniBiome for Fetal-Maternal Health, Microbial immunotherapy. This is a new area of research and many studies have previously shown that the gut microbiome may often drive successes of immunotherapy. Similarly, vaginal microbiome may play an important role in regulating the immune system and to prevent occurrences of preterm labor” said Iryna Dzieciuch, CEO of OmniBiome, Inc.

“As previously reported TSOI collaborators bred male DBA mice with female CBA mice, a mating combination that is known to result in high levels of fetal loss caused by maternal immune attack on the fetus1. Ten mother mice were orally administered placebo control daily, and ten received the proprietary probiotic mixture daily. Mothers that had received placebo had an average of 3 live offspring with 5 fetuses destroyed by the maternal immune system. In contrast, mothers that received the probiotic mixture had an average of 7 live offspring and 1 immunologically destroyed fetus.” added Mr. Dixon.

1 Bonney, E.A. and S.A. Brown. Reproduction, 2014. 147(5): p. R153-67.

About OmniBiome, Inc.

OmniBiome, Inc. is the world’s first company focused on therapeutic / Rx approaches to either utilize or intervene with the systemic effects of the vaginal, lactal-duct and oral microbiomes for improving maternal healthcare and resulting birth outcomes. Their website is located at www.omnibiomeinc.com.

About Therapeutic Solutions International, Inc.

The Company's corporate website is www.therapeuticsolutionsint.com. Our new products can be viewed on www.projuvenol.com and products can be ordered at www.youcanordernow.com.

These Supplement products have not been evaluated by the United States Food and Drug Administration. These products are not intended to diagnose, treat, cure or prevent any diseases.

Safe Harbor Statement

This release contains forward-looking statements that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although we believe that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, we can give no assurance that such expectations and assumptions will prove to have been correct. Forward-looking statements are generally identifiable by the use of words like "may," "will," "should," "could," "expect," "anticipate," "estimate," "believe," "intend," or "project" or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous risk factors as set forth in our SEC filings. To the extent that statements in this press release are not strictly historical, including statements as to product launch timing, revenue projections, business strategy, outlook, objectives, future milestones, plans, intentions, goals, future collaboration agreements, or otherwise as to future events, such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this release are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made.

CONTACT INFORMATION

Therapeutic Solutions International, Inc.

ir@tsoimail.com